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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                    Date of Report December 3, 1999

			VERTEX INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)


        New Jersey                     0-15066                 22-2050350
(State or Other Jurisdiction Commission File Number) (I.R.S. Identification No.)
 of Incorporation)

23 Carol Street
PO Box 996
Clifton, New Jersey                                  07014
(Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:
(973)777-3500
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Item 4. Changes in Registrant's Certifying Accountant

(a)	On November 30, 1999 the registrant and Sax, Macy, Fromm &
        Co., P.C.("Sax, Macy") mutually agreed to cease the client auditor relationship. Sax, Macy's report upon registrant's financial statements for its fiscal years ended July 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During registrant's fiscal years ended July 31, 1999 and July 31, 1998, and the interim period from August 1, 1999 to November 30, 1999 (the "Interim Period"):
        (i) there were no disagreements (of the nature contemplated by Item 304 (a) (1) (iv) of Regulation S-K) between registrant and Sax, Macy and (ii) there were no reportable events of the nature contemplated by Item 304 (a)(1) (v)(A)-(D) of Regulation S-K.

(b)	On November 30, 1999, registrant engaged Ernst & Young, LLP
        as its independent auditors for registrant's new fiscal year ending September 30, 1999 (See Item 8 below). The registrant's Audit Committee approved the appointment of Ernst & Young LLP as the registrant's auditors through the distribution of the Ernst &
        Young LLP engagement letter to the members of the Committee.
        During registrant's two fiscal years ended July 31, 1999 and July 31, 1998 and the Interim Period, registrant did not consult Ernst
        & Young LLP with respect to any of the matters contemplated by
        Item 304 (a)(2)(i)-(ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

(16) December 2, 1999 letter from Sax, Macy, Fromm & Co., P.C.

     December 3, 1999 letter from Sax, Macy, Fromm & Co., P.C.

Item 8. Change of Fiscal Year

On October 27, 1999 the Board of Directors determined to
change the fiscal year of the registrant from year end July 31 to year end September 30. Form 10-K shall be filed covering the transition period.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            VERTEX INDUSTRIES, INC.
                            Registrant


                            /s/ Nicholas R.H. Toms
                            BY Nicholas R.H. Toms
                            Chief Executive Officer

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